                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                              JOINT CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): JANUARY 16, 1998

             BROOKE GROUP LTD.                           BGLS INC.
        (Exact name of registrant as           (Exact name of registrant as
         specified in its charter)               specified in its charter)

                 1-5759                                 33-93576
         (Commission File Number)                (Commission File Number)

               51-0255124                              13-3593483
   (I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)

                 DELAWARE                                DELAWARE
       (State or other jurisdiction             (State or other jurisdiction
     of incorporation or organization)        of incorporation or organization)

         100 S.E. SECOND STREET                   100 S.E. SECOND STREET
          MIAMI, FLORIDA 33131                     MIAMI, FLORIDA 33131
(Address of principal executive offices  (Address of principal executive offices
         including Zip Code)                       including Zip Code)

                305/579-8000                           305/579-8000
       (Registrant's telephone number,        (Registrant's telephone number,
             including area code)                    including area code)


              (NOT APPLICABLE)                        (NOT APPLICABLE)
       (Former name or former address,         (Former name or former address,
       if changed since last report)            if changed since last report)

ITEM 5.           OTHER EVENTS.

                  On January 16, 1998, BGLS Inc. entered into a further amendment to the previously reported Standstill Agreement and Consent with the principal holders of BGLS Inc.'s 15.75% Senior Secured Notes due 2001 which extended the termination date of such agreement to January 21, 1998.

                  On January 16, 1998, Brooke Group Ltd. ("BGL") entered into a Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, whereby High River Limited Partnership has agreed to purchase 1,500,000 shares of BGL common stock for $9,000,000.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      Exhibits.

                  The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                  Exhibit Index

99.1 Stock Purchase Agreement, dated as of January 16, 1998, by and between Brooke Group Ltd. and High River Limited Partnership.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BROOKE GROUP LTD.



                                By: /s/ Joselynn D. Van Siclen
                                    ------------------------------------------
                                    Joselynn D. Van Siclen
                                    Vice President and Chief Financial Officer



                                BGLS INC.



                                By: /s/ JOSELYNN D. VAN SICLEN
                                    ------------------------------------------
                                    Joselynn D. Van Siclen
                                    Vice President and Chief Financial Officer



Date:  January 19, 1998






                                  Page 3 of 3